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                                                              Exhibit (a)(1)(vi)

                              NOTICE OF WITHDRAWAL

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If you previously elected to accept KPMG Consulting, Inc.'s offer to exchange your stock options with an exercise price of $55.50 per share, and you would like to change your election and reject the offer, you must properly complete this Notice of Withdrawal and send it as soon as possible to the attention of Linda Chan, Stock Plan Manager, by electronic mail as indicated below, interoffice mail, facsimile (212-954-7113), or regular or overnight mail (KPMG Consulting, Inc., Attn: Option Exchange, 757 Third Avenue, 8th Floor, New York, NY, 10017). Your tendered eligible options will not be considered withdrawn until your Notice of Withdrawal is received. This Notice of Withdrawal must be received before 12:00 Midnight, Eastern Standard Time, on Friday, March 1, 2002, unless the offer is extended by KPMG Consulting, in its sole discretion. If you miss this deadline but remain an employee of KPMG Consulting or one of its subsidiaries, any previously tendered eligible options will be canceled and exchanged pursuant to the offer. We will only accept delivery of the Notice of Withdrawal by electronic mail, interoffice mail, facsimile, or regular or overnight mail. The method of delivery is at your option and risk. You are responsible for making sure that the Notice of Withdrawal is delivered before the deadline. You must allow for delivery time based on the method of delivery that you choose to ensure your Notice of Withdrawal is received on time.

Electronic Delivery of Notice of Withdrawal. If you would like to submit this Notice of Withdrawal via electronic mail, please complete the form using your computer and type your full name, as it appears on your previously delivered Election Form, on the signature line. Then send the completed document as an attachment to US-optionexchange@kpmg.com. You may deliver your Notice of Withdrawal via electronic mail even if you delivered the Election Form via mail or facsimile.

Except as described in the following sentence, this Notice of Withdrawal must be executed by the optionholder who holds the eligible options to be tendered exactly as such optionholder's name appears on the option agreement and notice of award. If the signature is by an attorney-in-fact or another person acting in a fiduciary or representative capacity, the signer's full title and proper evidence of the authority of such person to act in such capacity must be identified on this Notice of Withdrawal.

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Name of Optionholder:
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Employee I.D. #:
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e-mail address:
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Contact Phone #:
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Date:
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To KPMG Consulting, Inc.:

     I previously received a copy of the Offer to Exchange and the Election Form. I returned the Election Form, in which I elected to accept KPMG Consulting, Inc.'s offer to exchange. I now wish to change that election and reject your offer to exchange with respect to my stock options that have an exercise price of $55.50 per share. I understand that I must withdraw all or none of the eligible options granted to me by KPMG Consulting. I further understand that, by signing this Notice of Withdrawal and delivering it to Linda Chan, Stock Plan Manager, I hereby withdraw my acceptance of the offer with respect to all of the eligible options I presently hold and reject the offer to exchange with respect to those options instead.

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     By rejecting the offer to exchange, I understand that I will not receive any replacement options and I will retain my options previously elected for exchange with their existing exercise price, vesting schedule and other terms. These options will continue to be governed by the KPMG Consulting, Inc. 2000 Long-Term Incentive Plan under which they were granted and the existing option agreements and notices of award between KPMG Consulting, Inc. and myself.

If I am married and live in Arizona, California, Idaho, Louisiana, Nevada, New Mexico, Texas, Washington or Wisconsin, by signing this Notice of Withdrawal I certify that my spouse (1) has read and approved submission of this Notice of Withdrawal; (2) has agreed to be irrevocably bound by this Notice of Withdrawal and further agreed that any community property interest shall similarly be bound by this Notice of Withdrawal; and (3) has appointed me as his/her attorney-in-fact with respect to any amendment or exercise of any rights under this Notice of Withdrawal.

I hereby elect to withdraw all of the options granted to me by KPMG Consulting with an exercise price of $55.50 per share from acceptance of the stock option exchange program and I have full power and authority to do so. I have completed and signed this Notice of Withdrawal exactly as my name appears on the option agreement(s) and notice(s) of award governing the grant of the foregoing options.




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Optionholder's Signature                                             Date


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Optionholder's Name